SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2005, Capital Lease Funding, Inc. (the “Company”) awarded Paul Hughes, its vice president, general counsel and corporate secretary, a restricted stock award of 10,000 shares. This award was made under the Company’s 2004 Stock Incentive Plan, a copy of which is attached hereto as exhibit 10.1 and is incorporated herein by reference. The shares awarded to Mr. Hughes will vest in three equal annual installments beginning on the first anniversary of the grant date.

The Company has also adopted form of award agreements for restricted stock awards to be made to directors and executive officers under the Plan, unless otherwise determined by the Company’s compensation committee. These form agreements are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

10.1 10.2 10.3	Capital Lease Funding, Inc. 2004 Stock Incentive Plan Form of Restricted Stock Award Agreement-Non-Employee Directors Form of Restricted Stock Award Agreement-Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Lease Funding, Inc.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer & Treasurer
DATE: February 17, 2005

EXHIBIT INDEX

Exhibit	Description

10.1 10.2 10.3	Capital Lease Funding, Inc. 2004 Stock Incentive Plan Form of Restricted Stock Award Agreement-Non-Employee Directors Form of Restricted Stock Award Agreement-Executive Officers